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                                                                   EXHIBIT 10.11

                         MANAGEMENT STOCK PURCHASE PLAN

I.       PURPOSE

         The purpose of the Hastings Books, Music & Video, Inc. Management Stock Purchase Plan (the "Plan") is to provide equity incentive compensation to selected management employees of Hastings Books, Music & Video, Inc. ("Hastings"). Participants in the Plan may elect to receive restricted stock units ("RSUs") in lieu of a portion of their incentive bonus under the Corporate Officer Incentive Plan ("COIP") and Management Incentive Plan ("MIP"). Each RSU represents the right to receive one share of the Company's Common Stock (the "Stock") upon the terms and conditions stated herein. RSUs are granted at a discount of 25% from the fair market value of the Stock on the date of grant. So long as the participant remains employed by the Company for at least three years after the date of grant, his or her RSUs will be settled in shares of Stock after a period of deferral selected by the participant, or upon termination of employment, if earlier.

II.      ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determinations by the Committee shall be final and binding on all par-ties with respect to all matters relating to the Plan. Capitalized terms not otherwise defined herein shall have the meaning set forth in the COIP.

III.     ELIGIBILITY

         Management employees of the Company as designated by the Committee shall be eligible to participate in the Plan.

IV.      PARTICIPATION

         A. Restricted Stock Units. Participation in the Plan shall be used on the award of RSUs. Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

         B. Cost of RSUs: Fair Market Value of Stock. The "Cost" of each RSU shall be equal to 75% of the fair market value of the Stock on the date the RSU is awarded. For all purposes of the Plan, the "fair market value of the Stock" on any given date shall mean the average of the high and low sales price of the Company Stock on such date or if not publicly traded prior to such date, the most recent independent third-party evaluation of the stock prepared


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for the Company's ASOP.

         C. Election to Participate. Each participant may elect to receive an award of RSUs under the Plan during the subsequent Performance Period by completing a Bonus Deferral and RSU Subscription Agreement ("Subscription Agreement"). The Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified portion of any incentive bonus for a Performance Period. Such portion may be expressed as the lesser of a specified percentage up to 50% of the participant's actual bonus amount for such Performance Period or a specified dollar amount up to 50% of the participant's bonus. In no event may a participant receive RSUs greater than the lesser of $25,000 or 50% of the actual bonus amount for such Performance Period. Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 50%. Amounts specified are entirely contingent on the amount of bonus actually awarded.
Each Subscription Agreement shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three (3), beginning on the award date. Subscription Agreements must be received by the Company no later than thirty (30) days prior to the beginning of the Performance Period for which such bonus amount will be determined. A participant who is not subject to the short-swing profits rule of Section 16 of the Act may revise his or her Subscription Agreement with respect to the amount of elected RSUs no later than thirty (30) days after the beginning of the Performance Period for which such bonus amount has been awarded.

         D. Award of RSUs. Twice each year, on the date that incentive bonuses are paid or would otherwise be paid, the Company shall award RSUs to each participant as follows: Each participant's account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

V.       VESTING AND SETTLEMENT OF RSUS

         A. Vesting. A participant shall be fully vested in each RSU three years after the date such RSU was awarded.

         B. Settlement After Vesting. With respect to each vested RSU, the Company shall issue to the participant one share of Stock at the end of the deferral period specified in the participant's subscription agreement pertaining to such RSU, or upon the participant's termination of employment or the termination of the Plan, if sooner.

         C.      Settlement Prior to Vesting.

                 1. Voluntary Termination. If a participant voluntarily terminates his/her employment with the Company for reasons other than death or permanent disability, the participant's nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of (a) the Cost of such RSUs or (b) an amount equal to the number of such RSUs





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multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

                 2. Involuntary Termination. If a participant's employment is terminated by the Company, or if the participant's employment terminates as a result of death or permanent disability, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the participant was employed by the Company after each such award date divided by three and the participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the participant's remaining nonvested RSUs, the participant shall receive cash in an amount equal to the lesser of (a) the Cost of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

                 3. Committee's Discretion. The Committee shall have complete discretion to determine the circumstances of a participant's termination of employment, including whether the same results from voluntary termination, permanent disability or termination by the Company, and the Committee's determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.

VI.      DIVIDEND EQUIVALENT AMOUNTS

         Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each participant shall be paid an amount in cash equal to the number of his or her vested RSUs multiplied by the dividend value per share. In addition, each participant's account shall be credited with an amount equal to the number of such participant's nonvested RSUs multiplied by the dividend value per share. Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the date the participant becomes vested in such RSU, or when the participant receives payment of his or her nonvested RSUs pursuant to Subsection V.(C).

VII.     DESIGNATION OF BENEFICIARY

         A participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death. A designation of beneficiary shall apply to a specified percentage of a participant's entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the participant, the participant's estate shall be deemed to be the beneficiary.

VIII.    SHARES ISSUABLE; MAXIMUM NUMBER OF RSUS; ADJUSTMENTS

         A. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 45,000. For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock





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available for issuance under the Plan.  Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.

         B. Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each participant's account; and (iv) the method of determining the cost of RSUs. In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale, dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide. In the case of the termination of any vested RSU, the Committee shall provide payment or other consideration which the Committee deems equitable in the circumstances.

IX.      AMENDMENT OR TERMINATION OF PLAN

         The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a participant's rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided further, that the Plan amendments shall be subject to approval by the Company's shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the Act.

X.       MISCELLANEOUS PROVISIONS

         A. No Distribution, Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

         B. Withholding. Participation in the Plan is subject to any required tax withholding on wages or other income of the participant in connection with the Plan. Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the participant under the Plan or from any payment of any kind otherwise due to the participant. Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

         C. Notices, Delivery of Stock Certificates. Any notice required or permitted to be





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given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the participant at the last address shown for the participant on the records of the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effective for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

         D. Nontransferability of Rights. During a participant's lifetime, any payment or issuance of shares under the Plan shall be made only to him/her. No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner by liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto.

         E. Company's Obligations to be Unfunded and Unsecured. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder. No participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         F. Governing Law. The terms of the Plan shall be governed construed, administered and regulated in accordance with the laws of the State of Texas. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

         G. Effective Date of Plan. The Plan shall become effective as of the date of its approval by the holders of a majority of the shares of the Company's Common Stock, present or represented and entitled to vote at a meeting of the shareholders.





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